Exhibit 99.1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13D-1(K)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned with respect to the Common Stock, of Sunnova Energy International, Inc., and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning such person contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that such person knows or has reason to believe that such information is inaccurate.

Dated: May 15, 2025

Newlight Partners LP

By:	/s/ David Taylor
Name:	David Taylor
Title:	Attorney-in-fact

Newlight GP LLC

By:	/s/ David Taylor
Name:	David Taylor
Title:	Attorney-in-fact

Ravi Yadav

By:	/s/ David Taylor
Name:	David Taylor
Title:	Attorney-in-fact